Exhibit 99.1

December 27, 2005--Linens 'n Things, Inc. (NYSE: LIN) is today filing with the Securities and Exchange Commission a definitive proxy statement in connection with the special shareholders meeting being called to vote on the approval of the proposed acquisition of the Company for $28 per share in cash by means of a merger with a company newly formed and controlled by Apollo Management, L.P.

The date for the shareholders meeting has been set at Monday, January 30, 2006 at 4:00 p.m. (EST), with a record date of December 15, 2005.

The financing necessary to complete the merger is conditioned on, among other things, the Company’s comparable net sales for the 2005 fourth quarter being not less than negative 6% and the Company’s EBITDA (adjusted in certain respects as set forth in the financing commitment) for the fiscal year ending December 31, 2005 being not less than $140 million.

 The definitive proxy statement being filed today reflects the Company's belief, based on improved sales trends, that it will satisfy the net comparable sales condition. Today's filing also reflects the Company's belief that it will satisfy the minimum EBITDA condition to the debt financing. That condition continues to be subject to various uncertainties, including the year-end audit, absence of significant audit changes or adjustments in connection with the audit of the fiscal 2005 financial statements, and the satisfactory completion and results of our year-end physical inventory, among other things. Subject to satisfactory results for the remainder of the year and until satisfactory completion of the year-end audit, there can be no assurance that such conditions will be satisfied. Shareholders and investors are encouraged to read the definitive proxy statement being filed with the Securities and Exchange Commission and being distributed to the Company’s shareholders.

Important Information

In connection with the proposed Apollo merger transaction, Linens ’n Things has filed relevant materials with the Securities and Exchange Commission, including a proxy statement. BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION, HOLDERS OF LINENS ’N THINGS COMMON STOCK ARE URGED TO READ THEM CAREFULLY. They are available for free (along with any other documents and reports filed by Linens ’n Things with the SEC) at the SEC’s website, www.sec.gov. The proxy statement notifies Linens ’n Things stockholders on how to obtain transaction-related documents for free from Linens ’n Things.

Participant Information

Linens ’n Things and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed transaction. Certain information regarding the participants and their interest in the solicitation is set forth in the proxy statement for Linens ’n Things’ 2005 annual meeting of shareholders filed with the SEC on April 8, 2005 and the Form 4s filed by Linens ’n Things directors and executive officers since April 8, 2005. Shareholders may obtain additional information regarding the interests of such participants by reading the proxy statement relating to the proposed transaction when it becomes available.

Linens Contact:

William T. Giles
EVP/Chief Financial Officer
(973) 815-2929

Forward-Looking Information

The foregoing contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The forward-looking information can be identified by such forward-looking terminology as “anticipate”, “belief”, “may” and similar terms or variations of such terms. Our forward looking statements, including those relating to consummation of the merger and satisfaction of the minimum financial conditions to the debt financing condition to the merger, are based on our current expectations, assumptions, estimates and projections about our Company and involve significant risks and uncertainties, including:

conduct and completion of the 2005 year-end audit, including audit of the amounts included in EBITDA; absence of any significant audit changes or adjustments; conduct and satisfactory completion and results of year-end physical inventory; size and amount of year-end inventory shrink expense or any other variations between estimated and actual amounts for the Company’s critical accounting estimates and other significant accounting estimates; timing and amount of vendor allowances in fiscal 2005, including vendor satisfaction of allowance support in fiscal 2005 for merchandise markdowns and promotional events; a highly promotional retail environment and aggressive pricing from other retailers; the success of the holiday selling season, which historically accounts for a disproportionate share of 4Q sales and earnings; the timing and amount of merchandise markdowns; impact of marketing changes and marketing timing; severe or unusual weather conditions; the impact of fluctuations in Canadian exchange rates for the Company’s Canadian stores; rising healthcare benefit costs; and differences experienced in the past between forecasted and actual results for prior fiscal periods. If these or other significant risks and uncertainties occur, or if our estimates or underlying assumptions prove inaccurate, our actual results could differ materially and the conditions to the consummation of the merger may not be satisfied. You are urged to consider all such risks and uncertainties. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. The Company assumes no obligation to and does not plan to update any such forward-looking statements.

Non-GAAP Information

EBITDA is used in this release because it is relevant to investors understanding of one of the financial conditions to the debt financing as described in the debt commitment letters referred to above. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBITDA are significant components in understanding and assessing financial performance of a business enterprise. EBITDA as referred to in this release is further subject to certain adjustments specified in the debt financing commitments, which are attached as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on November 9, 2005. EBITDA should not be considered by itself or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or as a measure of liquidity.